SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            September 19, 1995



                         Hitox Corporation of America
            (Exact name of registrant as specified in its charter)

          Delaware                   0-17321              74-2081929
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)

Furman Plaza Building, 418 Peoples Street, Corpus Christi, Texas       78401
          (Address of principal executive offices)                  (Zip Code)

                                (512) 882-5175
             (Registrant's telephone number, including area code)

                                     None
         (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

     (a) On September 19, 1995, management of Hitox Corporation of America ("the Company"), as directed by the Board of Directors, engaged the accounting firm of Ernst & Young LLP as its independent certified public accountants and as the Company's independent auditors, and dismissed the firm of Deloitte & Touche LLP, which was the principal independent certified public accountant for the Company's most recent certified financial statements.

     (b) In connection with its audits for the two most recent fiscal years ended December 31, 1994 and 1993, respectively, and the subsequent interim periods, there have been no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or any reportable events.

     (c) Deloitte & Touche LLP's report on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion. Deloitte & Touche LLP's report for the fiscal year ended December 31, 1993 contained an uncertainty paragraph regarding the Company's ability to continue as a going concern.

     (d) The Company has requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Deloitte & Touche LLP's letter to the Securities and Exchange Commission, dated September 25, 1995, is filed as Exhibit 16 hereto.

     (e) The decision to change independent certified public accountants was recommended by the Company's audit committee and was approved by the Company's Board of Directors.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits
             (16) Letter from the independent certified public accountants pursuant to Item 4(d).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HITOX CORPORATION OF AMERICA


Date: September 26, 1995               By: THOMAS A. LANDSHOF
     ---------------------                ---------------------
                                           Thomas A. Landshof
                                           President and CEO

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                                                                EXHIBIT 16

September 25, 1995


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Hitox Corporation of America dated September 19, 1995.

Yours truly,

Deloitte & Touche LLP
San Antonio, Texas

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